NEWS
FOR IMMEDIATE RELEASE

TECH DATA CORPORATION REPORTS FOURTH QUARTER
AND FISCAL YEAR 2019 RESULTS

CLEARWATER, Fla., (March 7, 2019) -- Tech Data (Nasdaq: TECD) (the “Company”) today announced its financial results for the fourth quarter ended January 31, 2019.

	Fourth quarter ended January 31,			Twelve months ended January 31,
($ in millions, except per share amounts)	2019	2018	Y/Y Change	2019	2018	Y/Y Change
Net Sales	$10,464.5	$10,033.4	4%	$37,239.0	$33,597.8	11%

Operating income (GAAP)	$166.1	$151.9	9%	$493.8	$410.1	20%
Operating margin (GAAP)	1.59%	1.51%	8 bps	1.33%	1.22%	11 bps

Operating income (Non-GAAP)	$260.9	$216.0	21%	$707.9	$602.7	17%
Operating margin (Non-GAAP)	2.49%	2.15%	34 bps	1.90%	1.79%	11 bps

Net income (GAAP)	$116.8	$1.3	NM	$340.6	$116.6	192%
Net income (Non-GAAP)	$171.1	$134.7	27%	$435.9	$348.3	25%

EPS - diluted (GAAP)	$3.11	$0.03	NM	$8.89	$3.05	191%
EPS - diluted (Non-GAAP)	$4.55	$3.50	30%	$11.38	$9.11	25%

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com/investor.
Financial Highlights for the Fourth Quarter Ended January, 31, 2019:

•	Net sales were $10.5 billion, an increase of 4 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 8 percent.

o	Americas: Net sales were $4.2 billion (41 percent of worldwide net sales), an increase of 10 percent. On a constant currency basis, net sales increased 11 percent.

o	Europe: Net sales were $5.9 billion (56 percent of worldwide net sales), essentially flat compared to the prior-year quarter. On a constant currency basis, net sales increased 5 percent.

o	Asia Pacific: Net sales were $0.3 billion (3 percent of worldwide net sales), an increase of 8 percent. On a constant currency basis, net sales increased 13 percent.

•	Gross profit was $649.1 million, an increase of $32.3 million, or 5 percent. As a percentage of net sales, gross profit was 6.20 percent compared to 6.15 percent in the prior-year quarter.

•
Selling, general and administrative expenses (“SG&A”) were $414.5 million, or 3.96 percent of net sales, compared to $429.0 million, or 4.28 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $388.3 million, a decrease of $12.6 million, or 3 percent. As a percentage of net sales, non-GAAP SG&A was 3.71 percent, compared to 4.00 percent in the prior-year quarter.

•
Worldwide operating income was $166.1 million, or 1.59 percent of net sales compared to $151.9 million or 1.51 percent of net sales in the prior-year quarter. Non-GAAP operating income was $260.9 million, an increase of $44.9 million, or 21 percent. As a percentage of net sales, non-GAAP operating income was 2.49 percent, an improvement of 34 basis points.

o
Americas: Operating income was $105.0 million, or 2.47 percent of net sales, compared to $53.9 million, or 1.40 percent of net sales in the prior-year quarter. Non-GAAP operating income was $125.2 million, an increase of $40.2 million, or 47 percent. As a percentage of net sales, non-GAAP operating income was 2.95 percent, an improvement of 74 basis points.

o
Europe: Operating income was $109.1 million, or 1.85 percent of net sales, compared to $100.4 million, or 1.71 percent of net sales in the prior-year quarter. Non-GAAP operating income was $133.4 million, an increase of $3.0 million, or 2 percent. As a percentage of net sales, non-GAAP operating income was 2.26 percent, an improvement of 4 basis points.

o
Asia Pacific: Operating loss was ($40.2) million, or (12.26) percent of net sales, compared to operating income of $5.7 million, or 1.88 percent of net sales in the prior-year quarter. Results for the fourth quarter of fiscal 2019 include a non-cash goodwill impairment charge of $47 million. Non-GAAP operating income was $9.7 million, an increase of $2.3 million, or 30 percent. As a percentage of net sales, non-GAAP operating income was 2.97 percent, an improvement of 52 basis points.

o
Stock-based compensation expense was $7.8 million, compared to $8.2 million in the prior-year quarter. These expenses are excluded from the regional operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

•	Net income was $116.8 million, compared to $1.3 million in the prior-year quarter. Non-GAAP net income was $171.1 million, an increase of $36.4 million, or 27 percent.

•	Earnings per share on a diluted basis (“EPS”) were $3.11 compared to $0.03 in the prior year quarter. Non-GAAP EPS was $4.55, an increase of $1.05, or 30 percent compared to the prior-year quarter.

•	Net cash generated by operations during the quarter was $231 million.
Financial Highlights for the Fiscal Year Ended January 31, 2019:

•	Net sales were $37.2 billion, an increase of 11 percent compared to the prior year. On a constant currency basis, net sales increased 10 percent.

o	Americas: Net sales were $16.0 billion (43 percent of worldwide net sales), an increase of 11 percent compared to the prior year. On a constant currency basis, net sales increased 12 percent.

o	Europe: Net sales were $20.0 billion (54 percent of worldwide net sales), an increase of 10 percent compared to the prior year. On a constant currency basis, net sales increased 9 percent.

o	Asia Pacific: Net sales were $1.2 billion (3 percent of worldwide net sales), an increase of 14 percent compared to the prior year. On a constant currency basis, net sales increased 17 percent.

•
Gross profit was $2.3 billion, an increase of $140.3 million, or 7 percent compared to the prior year. As a percentage of net sales, gross profit was 6.06 percent compared to 6.30 percent in the prior year.

•
Selling, general and administrative expenses (“SG&A”) were $1.6 billion, or 4.43 percent of net sales, compared to $1.6 billion, or 4.79 percent of net sales in the prior year. Non-GAAP SG&A was $1.5 billion, an increase of $35.1 million, or 2 percent, compared to the prior year. As a percentage of net sales, non-GAAP SG&A was 4.16 percent, compared to 4.50 percent in the prior year. Included in SG&A and non-GAAP SG&A expenses is a $25 million benefit from the collection of an accounts receivable balance previously considered uncollectible.

•
Worldwide operating income was $493.8 million, or 1.33 percent of net sales compared to $410.1 million or 1.22 percent of net sales in the prior year. Non-GAAP operating income was $707.9 million, an increase of $105.2 million, or 17 percent, compared to the prior year. As a percentage of net sales, non-GAAP operating income was 1.90 percent, an improvement of 11 basis points over the prior year.

o
Americas: Operating income was $366.6 million, or 2.29 percent of net sales, compared to $248.4 million, or 1.72 percent of net sales in the prior year. Non-GAAP operating income was $431.3 million, an increase of $97.6 million, or 29 percent, compared to the prior year. As a percentage of net sales, non-GAAP operating income was 2.69 percent, an improvement of 38 basis points over the prior year. Included in Americas operating income and non-GAAP operating income is a $25 million benefit from the collection of an accounts receivable balance previously considered uncollectible.

o
Europe: Operating income was $195.4 million, or 0.98 percent of net sales, compared to $173.6 million, or 0.96 percent of net sales in the prior year. Non-GAAP operating income was $287.5 million, an increase of $16.2 million, or 6 percent, compared to the prior year. As a percentage of net sales, non-GAAP operating income was 1.44 percent compared to 1.50 percent in the prior year.

o
Asia Pacific: Operating loss was ($36.7) million, or (3.13) percent of net sales, compared to operating income of $17.5 million, or 1.70 percent of net sales in the prior year. Results for fiscal 2019 include a non-cash goodwill impairment charge of $47 million. Non-GAAP operating income was $17.9 million, a decrease of $5.3 million, or 23 percent, compared to the prior year. As a percentage of net sales, non-GAAP operating income was 1.53 percent compared to 2.26 percent in the prior year.

o
Stock-based compensation expense was $31.5 million, an increase of $2.1 million, compared to the prior year. This includes $2.6 million of acquisition and integration-related stock compensation expense. These expenses are excluded from the regional operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

•
Net income was $340.6 million, compared to $116.6 million in the prior year. Non-GAAP net income was $435.9 million, an increase of $87.6 million, or 25 percent, compared to the prior year. Included in net income and non-GAAP net income is an $18 million (net of tax) benefit from the collection of an accounts receivable balance previously considered uncollectible.

•
Earnings per share on a diluted basis (“EPS”) were $8.89, compared to $3.05 in the prior year. Non-GAAP EPS was $11.38, an increase of $2.27, or 25 percent compared to the prior year. Included in earnings per share and non-GAAP earnings per share is a $0.47 benefit from the collection of an accounts receivable balance previously considered uncollectible.

•	Net cash generated by operations during the fiscal year was $380 million.

•
Return on invested capital for the trailing twelve months was 12 percent, compared to 5 percent in the prior-year period. The adjusted return on invested capital for the trailing twelve month period was 14 percent, compared to 12 percent from the prior-year period. Excluding the after tax impact of the $25 million benefit from the collection of an accounts receivable balance previously considered uncollectible, adjusted return on invested capital was 13 percent.

“I am very pleased to report that our teams delivered an excellent Q4, capping a strong finish to a record year for Tech Data. Fiscal year 19 worldwide sales grew to more than $37 billion, and non-GAAP operating income and earnings per share increased by double digits – to the highest levels in Tech Data history. In addition, we generated $380 million in cash from operations, earned an adjusted return on invested capital north of 13 percent, paid down $200 million of debt, and returned $107 million to our shareholders through share repurchases,” said Rich Hume, chief executive officer. “Our fiscal 19 results demonstrate that our differentiated end-to-end portfolio, skills and capabilities are strengthening and expanding our position as a trusted partner to the world's leading technology vendors while serving our customers better than any other company in our space. Our past year’s performance also reveals the enhanced financial profile of the new Tech Data – delivering strong earnings growth, generating solid cash flow and industry-leading return on invested capital. The Board’s authorization of an additional $100 million share repurchase reflects our continued confidence in Tech Data’s business and our commitment to enhancing shareholder value.”

Business Outlook

•	For the quarter ending April 30, 2019, the Company anticipates:

o	Worldwide net sales to be in the range of $8.3 billion to $8.6 billion

o	EPS to be in the range of $1.19 to $1.49 and non-GAAP EPS to be in the range of $1.80 to $2.10

o	An effective tax rate in the range of 24 percent to 26 percent

•	This guidance assumes an average U.S. dollar to euro exchange rate of $1.14 to €1.00 which compares to $1.23 to €1.00 in the year-ago period.

Webcast Details
Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the fourth quarter and fiscal year ended January 31, 2019. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at http://investor.techdata.com/. The webcast will be available for replay for three months.
Non-GAAP Financial Information
The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, goodwill impairment, value-added tax assessments and related interest expense, gain on disposal of subsidiary, tax indemnifications, acquisition-related financing expenses, changes in deferred tax valuation allowances and the impact of U.S. tax reform. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company’s Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements
Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data’s plans, objectives, expectations and intentions, Tech Data’s financial results and estimates and/or business prospects, involve a number of risks and uncertainties, and actual results could differ materially from those projected. These forward looking statements are based on current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Tech Data operates, and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data’s future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data’s Annual Report on Form 10-K for the year ended January 31, 2018, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data’s control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data’s expectations.

About Tech Data

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 83 on the Fortune 500® and has been named one of Fortune's "World's Most Admired Companies" for ten straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn and Facebook.

Investor Contacts:

Arleen Quiñones, Corporate Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)

Media Contact:

Bobby Eagle, External Communications Director
727-538-5864 (bobby.eagle@techdata.com)

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

Three months ended January 31,		Twelve months ended January 31,	
	2019	2018	2019	2018
		(As Adjusted[1])		(As Adjusted[1])
Net sales	$ 10,464,501	$ 10,033,397	$ 37,238,950	$ 33,597,841
Cost of products sold	9,815,353	9,416,536	34,983,051	31,482,220
Gross profit	649,148	616,861	2,255,899	2,115,621
Operating expenses:				
Selling, general and administrative expenses	414,540	428,965	1,648,895	1,608,961
Acquisition, integration, and restructuring expenses	21,121	34,341	87,920	136,272
Goodwill impairment	47,434	—	47,434	—
Legal settlements and other, net	—	—	(15,406)	(41,343)
Gain on disposal of subsidiary	—	—	(6,746)	—
Value added tax assessments	—	1,652	—	1,652
	483,095	464,958	1,762,097	1,705,542
Operating income	166,053	151,903	493,802	410,079
Interest expense	27,345	27,002	106,725	112,207
Other expense (income), net	6,013	162	13,792	(1,212)
Income before income taxes	132,695	124,739	373,285	299,084
Provision for income taxes	15,896	123,479	32,705	182,443
Net income	$ 116,799	$ 1,260	$ 340,580	$ 116,641
Earnings per share:				
Basic	$ 3.13	$ 0.03	$ 8.94	$ 3.07
Diluted	$ 3.11	$ 0.03	$ 8.89	$ 3.05
Weighted average common shares outstanding:				
Basic	37,316	38,194	38,094	37,957
Diluted	37,577	38,529	38,317	38,216

[1] Amounts have been adjusted to reflect the adoption of Accounting Standard Update 2014-09, Revenue from Contracts with Customers (ASC 606) on a full retrospective basis.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)
(Unaudited)

ASSETS		January 31, 2019		January 31, 2018 (As Adjusted[1])
Current assets:				
Cash and cash equivalents	$	799,123	$	955,628
Accounts receivable, net		6,241,740		6,035,716
Inventories		3,297,385		2,965,521
Prepaid expenses and other assets		354,601		403,548
Total current assets		10,692,849		10,360,413
Property and equipment, net		274,917		279,091
Goodwill		892,990		969,168
Intangible assets, net		950,858		1,086,772
Other assets, net		174,938		224,915
Total assets	$	12,986,552	$	12,920,359
LIABILITIES AND SHAREHOLDERS' EQUITY				
Current liabilities:				
Accounts payable	$	7,496,466	$	6,962,193
Accrued expenses and other liabilities		1,000,126		1,169,986
Revolving credit loans and current maturities of long-term debt, net		110,368		132,661
Total current liabilities		8,606,960		8,264,840
Long-term debt, less current maturities		1,300,554		1,505,248
Other long-term liabilities		142,315		228,779
Total liabilities	$	10,049,829	$	9,998,867
Shareholders' equity:				
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at January 31, 2019 and January 31, 2018	$	89	$	89
Additional paid-in capital		844,206		827,301
Treasury stock, at cost (22,305,464 and 21,083,972 shares at January 31, 2019 and January 31, 2018)		(1,037,872)		(940,124)
Retained earnings		3,086,514		2,745,934
Accumulated other comprehensive income		43,786		288,292
Total shareholders' equity		2,936,723		2,921,492
Total liabilities and shareholders' equity	$	12,986,552	$	12,920,359

[1] Amounts have been adjusted to reflect the adoption of Accounting Standard Update 2014-09, Revenue from Contracts with Customers (ASC 606) on a full retrospective basis.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Twelve months ended January 31, 2019				
	Americas (1)	Europe (1)	Asia Pacific (1)	Stock Compensation Expense	Consolidated
Net Sales	**$ 16,041,103**	**$ 20,026,057**	**$ 1,171,790**		**$ 37,238,950**
Operating income (GAAP) (1)	$ 366,637	$ 195,375	$ (36,697)	$ (31,513)	$ 493,802
Acquisition, integration and restructuring expenses	25,206	57,755	2,378	2,581	87,920
Goodwill impairment	-	-	47,434	-	47,434
Legal settlements and other, net	(15,406)	-	-		(15,406)
Gain on disposal of subsidiary	-	(6,746)	-		(6,746)
Tax indemnifications	708	9,484	(558)		9,634
Acquisition-related intangible assets amortization expense	54,196	31,673	5,379		91,248
Total non-GAAP operating income adjustments	$ 64,704	$ 92,166	$ 54,633	$ 2,581	$ 214,084
Operating income (non-GAAP)	**$ 431,341**	**$ 287,541**	**$ 17,936**	**$ (28,932)**	**$ 707,886**
Operating margin (GAAP)	**2.29%**	**0.98%**	**-3.13%**		**1.33%**
Operating margin (non-GAAP)	**2.69%**	**1.44%**	**1.53%**		**1.90%**

(1) GAAP operating income does not include stock compensation expense at the regional level.

	Twelve months ended January 31, 2018				
	Americas (1)	Europe (1)	Asia Pacific (1)	Stock Compensation Expense	Consolidated
Net Sales	**$ 14,419,221**	**$ 18,147,917**	**$ 1,030,703**		**$ 33,597,841**
Operating income (GAAP) (1)	$ 248,350	$ 173,611	$ 17,499	$ (29,381)	$ 410,079
Acquisition, integration and restructuring expenses	75,563	56,192	753	3,764	136,272
Legal settlements and other, net	(42,659)	1,316	-		(41,343)
Value added tax assessments	494	1,158	-		1,652
Tax indemnifications	-	6,526	-		6,526
Acquisition-related intangible assets amortization expense	51,994	32,509	5,015		89,518
Total non-GAAP operating income adjustments	$ 85,392	$ 97,701	$ 5,768	$ 3,764	$ 192,625
Operating income (non-GAAP)	**$ 333,742**	**$ 271,312**	**$ 23,267**	**$ (25,617)**	**$ 602,704**
Operating margin (GAAP)	**1.72%**	**0.96%**	**1.70%**		**1.22%**
Operating margin (non-GAAP)	**2.31%**	**1.50%**	**2.26%**		**1.79%**

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Three months ended January 31,			
	2019		2018	
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	**$116,799**	**$3.11**	**$1,260**	**$0.03**
Acquisition, integration and restructuring expenses	21,121	0.56	34,341	0.89
Goodwill impairment	47,434	1.26	-	-
Value added tax assessments and related interest expense	-	-	2,568	0.07
Tax indemnifications	3,539	0.09	6,526	0.17
Acquisition-related intangible assets amortization expense	22,706	0.60	21,529	0.56
Income tax effect of tax indemnifications	(3,539)	(0.09)	(6,526)	(0.17)
Income tax effect of other adjustments above	(8,815)	(0.23)	(21,565)	(0.56)
Change in deferred tax valuation allowances	(2,914)	(0.08)	1,224	0.03
Impact of US tax reform	(25,234)	(0.67)	95,369	2.48
Non-GAAP Results	**$171,097**	**$4.55**	**$134,726**	**$3.50**

	Twelve months ended January 31,			
	2019		2018	
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	**$340,580**	**$8.89**	**$116,641**	**$3.05**
Acquisition, integration and restructuring expenses	87,920	2.29	136,272	3.57
Goodwill impairment	47,434	1.24	-	-
Legal settlements and other, net	(15,406)	(0.40)	(41,020)	(1.07)
Gain on disposal of subsidiary	(6,746)	(0.18)	-	-
Value added tax assessments and related interest expense	(928)	(0.02)	2,568	0.06
Tax indemnifications	9,634	0.25	6,526	0.17
Acquisition-related intangible assets amortization expense	91,248	2.38	89,518	2.34
Acquisition-related financing expenses	-	-	8,807	0.23
Income tax effect of tax indemnifications	(9,634)	(0.25)	(6,526)	(0.17)
Income tax effect of other adjustments above	(39,925)	(1.04)	(61,113)	(1.60)
Income tax benefit from acquisition settlement	(13,046)	(0.34)	-	-
Change in deferred tax valuation allowances	(5,987)	(0.16)	1,224	0.03
Impact of US tax reform	(49,234)	(1.28)	95,369	2.50
Non-GAAP Results	**$435,910**	**$11.38**	**$348,266**	**$9.11**

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Return on Invested Capital (ROIC)

Adjusted Return on Invested Capital (ROIC)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION

Guidance Reconciliation